Exhibit (21)

                     SUBSIDIARIES OF THE CORPORATION

                                       State or other jurisdiction
   Name                                 of organization

   Consolidated Devices, Inc.               California
   Edge Diagnostic Systems                  California
   Herramientas Eurotools, S.A.             Spain
   Sioux Tools, Inc.                        Iowa
   Snap-on Credit Corporation               Wisconsin
   Snap-on Financial Services, Inc.         Nevada
   Snap-on Global Holdings, Inc.            Delaware
   Snap-on Tools (Australia) Pty. Ltd.      Australia
   Snap-on Tools Company                    Wisconsin
   Snap-on Tools International, Ltd.        Virgin Islands
   Snap-on Tools Japan, K.K.                Japan
   Snap-on Tools Limited                    United Kingdom
   Snap-on Tools of Canada Ltd.             Canada
   Sun Electric Deutschland GmbH            Germany
   Sun Electric Do Brazil                   Brazil
   Sun Electric Europe B.V.                 Netherlands
   Sun Electric Nederland B.V.              Netherlands
   Sun Electric U.K. Limited                England
   Wheeltronic Ltd.                         Ontario